As filed with the Securities and Exchange Commission on December 23, 2022

Registration No. 333--

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Cantaloupe, Inc.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-2679963
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Deerfield Lane, Suite 300

Malvern, Pennsylvania 19355

(Address, including zip code, of registrant’s principal executive offices)

CANTALOUPE, INC.

2018 EQUITY INCENTIVE PLAN

(Full title of the plan)

Davina Furnish

General Counsel and Secretary

Cantaloupe, Inc.

100 Deerfield Lane, Suite 300

Malvern, Pennsylvania 19355

(610) 989-0340

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

Cantaloupe, Inc. (the “Company”) is hereby registering 6,000,000 additional shares of its Common Stock, no par value (“Common Stock”), for issuance under its 2018 Equity Incentive Plan (the “2018 Plan”). On October 16, 2019, the Company filed with the Securities and Exchange Commission (the “SEC”), Registration Statement No. 333-234233 on Form S-8, registering 1,500,000 shares of Common Stock for issuance under the 2018 plan (the “First Registration Statement”). On August 18, 2020, the Company filed with the SEC Registration Statement No. 333-248106, registering an additional 2,500,000 shares of Common Stock for issuance under the 2018 Plan (the “Second Registration Statement” and together with the First Registration Statement, the “Prior Registration Statements”). The Prior Registration Statements are currently effective. In accordance with General Instruction E to Form S-8, the contents of such Prior Registration Statements are incorporated herein by reference, except as amended hereby.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description
4.1	USA Technologies, Inc. 2018 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on Form DEF 14A filed with the SEC on April 2, 2018)
4.2	First Amendment to the USA Technologies, Inc. 2018 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on May 26, 2020)
4.3	Second Amendment to the Cantaloupe, Inc. 2018 Equity Incentive Plan (incorporated by reference to Appendix A to the Company’s Definitive Proxy Statement on form DEF l4A filed on October 28, 2022)
5.1*	Opinion of King & Spalding LLP
23.1*	Consent of King & Spalding LLP (included in Exhibit 5.1 to this Registration Statement)
23.2*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney (included on signature page hereto)
107*	Filing Fee Table

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Malvern, State of Pennsylvania, on December 23, 2022.

CANTALOUPE, INC.

By:	/s/ Ravi Venkatesan
Ravi Venkatesan
Chief Executive Officer

POWER OF ATTORNEY

The undersigned directors and officers hereby constitute and appoint Ravi Venkatesan and Scott Stewart, and each of them, with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments to this Registration Statement on Form S-8, including post-effective amendments to this Registration Statement on Form S-8, and to sign any and all additional registration statements relating to the same offering of securities as this Registration Statement on Form S-8 that are filed pursuant to the requirements of the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby ratify and confirm that such attorneys-in-fact, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ RAVI VENKATESAN	Chief Executive Officer and Director (Principal Executive Officer)	December 23, 2022
Ravi Venkatesan

/S/ SCOTT STEWART	Chief Financial Officer (Principal Financial Officer)	December 23, 2022
Scott Stewart

/S/ ANKIT VARIA	Chief Accounting Officer (Principal Accounting Officer)	December 23, 2022
Ankit Varia

/S/ DOUGLAS G. BERGERON	Director (Chair of the Board)	December 23, 2022
Douglas G. Bergeron

/S/ LISA P. BAIRD	Director	December 23, 2022
Lisa P. Baird

/S/ IAN HARRIS	Director	December 23, 2022
Ian Harris

/S/ JACOB LAMM	Director	December 23, 2022
Jacob Lamm

/S/ MICHAEL K. PASSILLA	Director	December 23, 2022
Michael K. Passilla

/S/ ELLEN RICHEY	Director	December 23, 2022
Ellen Richey

/S/ ANNE M. SMALLING	Director	December 23, 2022
Anne M. Smalling

/S/ SHANNON S. WARREN	Director	December 23, 2022
Shannon S. Warren